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                                                                    EXHIBIT 99.3

                       GREYSTONE TECHNOLOGY, INCORPORATED
                       NONSTATUTORY STOCK OPTION AGREEMENT
                                  (FACING PAGE)


        FOR GOOD AND VALUABLE CONSIDERATION, GreyStone Technology, Incorporated, a California corporation, hereby irrevocably grants to the Optionee named below a nonstatutory stock option (the "Option") to purchase any part or all of the specified number of shares of its Common Stock upon the terms and subject to the conditions set forth in this Option Agreement, at the specified purchase price per share without commission or other charge. The Option is granted pursuant to the 1994 Stock Option and Stock Bonus Plan of GreyStone Technology, Incorporated (the "Plan") and the Standard Terms and Conditions Relating to Nonstatutory Stock Options (the "Terms and Conditions") promulgated under the Plan and in effect as of the date of this Option Agreement. The terms of the Plan and the Terms and Conditions are hereby incorporated herein by reference and made a part of this Option Agreement.

Name of Optionee:                                             Bernard Crowe

Social Security Number:                                         ###-##-####

Number of Shares covered by
Option (the "Option Shares"):                                       200,000

Purchase Price Per Option Share:                                      $1.00

Minimum Number of Option Shares Per
Partial Exercise (unless Optionee exercises
all of the Option then exercisable):                                    100


The Option shall become exercisable as follows:

        40,000 Option Shares are vested as of the date of grant (as set forth below), and an additional 40,000 Option Shares shall become subject to purchase on December 31, 1994 and on each December 31st thereafter, so that all of the Option Shares shall be subject to purchase on December 31, 1997. Once subject to purchase, the Option Shares shall remain subject to purchase until July 6, 2004 (the "Expiration Date") unless the Option is earlier terminated in accordance with the Plan and the Terms and Conditions.

Date of this Option Agreement: July 7, 1994 (date of grant)


GREYSTONE TECHNOLOGY, INCORPORATED         /s/ BERNARD J. CROWE
                                           ------------------------------------
                                           Optionee's Signature

By: /s/ JOE E. RUSSELL                     Residence Address:
   --------------------------------
   Name:  Joe E. Russell
        ---------------------------        -------------------------------
   Title: Vice President
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